EXHIBIT 99.1

Contacts:
Big 5 Sporting Goods Corporation
Charles Kirk
Sr. Vice President and Chief Financial Officer
(310) 536-0611

John Mills
Integrated Corporate Relations, Inc.
(310) 395-2215

BIG 5 SPORTING GOODS CORPORATION REPORTS ON NASDAQ LISTING STATUS

El Segundo, CA – June 1, 2005 – Big 5 Sporting Goods Corporation (Nasdaq: BGFVE), a leading sporting goods retailer, reported today that it received a notice on May 25, 2005 of a determination by Nasdaq’s Listing Qualifications Staff that it fails to comply with Nasdaq listing standards set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the delayed filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2005 with the Securities and Exchange Commission (the “SEC”) and that this deficiency is an additional basis for delisting its securities from the Nasdaq National Market. The Company filed a Form 12b-25 with the SEC on May 16, 2005 to report that it was unable to file its fiscal 2005 first quarter Quarterly Report on Form 10-Q by the May 13, 2005 deadline.

The Company had previously reported that it received a notice of a determination by Nasdaq’s Listing Qualifications Staff that it fails to comply with Nasdaq listing standards set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the delayed filing of its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 with the SEC and that its securities were therefore subject to delisting from the Nasdaq National Market. The Company appealed the determination to the NASDAQ Listing Qualifications Panel (the “Panel”), thus staying the delisting action pending the issuance of the Panel’s decision. On May 19, 2005, the Company attended a hearing before the Panel at which both the Annual Report on Form 10-K and Quarterly Report on Form 10-Q filing delinquencies were considered.

As previously announced, the Company is working diligently to complete the review process in connection with its previously-announced restatements so that the Company’s fiscal 2004 financial statements and the associated audit by KPMG LLP, the Company’s independent registered public accounting firm, may be completed in order to permit the filing of the Company’s Annual Report on Form 10-K for fiscal 2004 as quickly as possible and the filing of its Quarterly Report on Form 10-Q for the fiscal 2005 first quarter promptly thereafter. The Company has requested that the Panel grant it an extension of time to finish such review and audit and to make the filings. There can be no assurance, however, that the Panel will grant the Company’s request. The Company announced preliminary results for the fiscal 2005 first quarter on May 4, 2005.

The Company’s common stock will remain listed on the NASDAQ National Market pending the Panel’s decision under the symbol BGFVE. In the event that the Panel determines not to grant the Company’s request for continued listing, the Company may be delisted from the NASDAQ National Market.

About Big 5 Sporting Goods Corporation

Big 5 is a leading sporting goods retailer in the United States, operating 311 stores in 10 states under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 11,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, tennis, golf, snowboarding and in-line skating.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Big 5’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the sporting goods industry in general and in Big 5’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, weather conditions, changes in costs of goods, changes in interest rates and economic conditions in general. Those and other risks are more fully described in Big 5’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K/A filed on October 25, 2004 and its Quarterly Report on Form 10-Q for the quarter ended September 26, 2004. Big 5 disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.